UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 1, 2005

RAINMAKER SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-28009	33-0442860
(Commission File Number)	(IRS Employer Identification No.)

1800 Green Hills Road Scotts Valley, CA	95066
(Address of principal executive offices)	(Zip Code)

(831) 430-3800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

  Item 2.02 – Results of Operations and Financial Condition.

The following information is being furnished pursuant to both Item 2.02 and Item 7.01.

On November 1, 2005 Rainmaker Systems, Inc. (the “Company”) issued a press release reporting financial results for the fiscal quarter ended September 30, 2005. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The press release, which has been attached hereto as Exhibit 99.1, discloses certain financial measures, such as EBITDA, that may be considered non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles. These measures should be considered in addition to, not as a substitute for, or superior to, financial measures prepared in accordance with generally accepted accounting principles. The non-GAAP financial measures included in our press release have been reconciled to what we believe is the nearest GAAP measure as is required under SEC rules regarding the use of non-GAAP financial measures.

As used herein, “GAAP” refers to accounting principles generally accepted in the United States.

Section 7 – Regulation FD

  Item 7.01 – Regulation FD Disclosure.

Section 8 – Other Events

  Item 8.01 – Other Events,

On November 1, 2005 Rainmaker Systems, Inc. issued a press release announcing that it will request stockholder approval for the Company’s board of directors to consider a reverse stock split. A copy of the Company’s press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

  Item 9.01 – Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

99.1	Press Release dated November 1, 2005, issued by Rainmaker Systems, Inc., reporting financial results for the fiscal quarter ended September 30, 2005.

99.2	Press Release dated November 1, 2005, issued by Rainmaker Systems, Inc., announcing that it will request stockholder approval for the Company’s board of directors to consider a reverse stock split.

SIGNATURES*

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RAINMAKER SYSTEMS, INC.
(Registrant)

November 1, 2005	/s/ Steve Valenzuela
Date	(Signature)

By: Steve Valenzuela
Title: Chief Financial Officer